Exhibit 4.1



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                                    XOMA LTD.




                                       and


                          MELLON INVESTOR SERVICES LLC


                                 as Rights Agent









                          Shareholder Rights Agreement

                          Dated as of February 26, 2003



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                                TABLE OF CONTENTS


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Section 1.        Certain Definitions.........................................1

Section 2.        Appointment of Rights Agent.................................6

Section 3.        Issue of Right Certificates.................................6

Section 4.        Form of Right Certificates..................................8

Section 5.        Countersignature and Registration...........................9

Section 6.        Transfer, Split Up, Combination and Exchange of Right
                      Certificates; Mutilated, Destroyed, Lost or Stolen
                      Right Certificates.....................................10

Section 7.        Exercise of Rights; Exercise Price; Expiration
                      Date of Rights.........................................11

Section 8.        Cancellation and Destruction of Right Certificates.........14

Section 9.        Reservation and Availability of Preference Shares..........14

Section 10.       Preference Share Record Date...............................15

Section 11.       Adjustment of Exercise Price, Number and Kind of Shares
                      or Number of Rights....................................16

Section 12.       Certificate of Adjusted Exercise Price or Number of
                      Shares.................................................25

Section 13.       Consolidation, Amalgamation, Merger or Sale or Transfer
                      of Assets or Earning Power.............................25

Section 14.       Fractional Rights and Fractional Shares....................28

Section 15.       Rights of Action...........................................29

Section 16.       Agreement of Right Holders.................................29

Section 17.       Holder of Rights Not Deemed a Shareholder..................30

Section 18.       Concerning the Rights Agent................................31

Section 19.       Merger or Consolidation or Change of Name of Rights
                      Agent..................................................31


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Section 20.       Duties of Rights Agent.....................................32

Section 21.       Change of Rights Agent.....................................35

Section 22.       Issuance of New Right Certificates.........................36

Section 23.       Redemption and Termination.................................37

Section 24.       Exchange...................................................38

Section 25.       Notice of Certain Events...................................40

Section 26.       Notices....................................................40

Section 27.       Supplements and Amendments.................................41

Section 28.       Successors.................................................42

Section 29.       Determinations and Actions by the Board of Directors.......42

Section 30.       Benefits of This Agreement.................................43

Section 31.       Severability...............................................43

Section 32.       Governing Law..............................................43

Section 33.       Descriptive Headings.......................................44


Exhibit A     --      Form of Resolutions Regarding Preferences and Rights
                      of Series A Preference Shares

Exhibit B     --      Form of Right Certificate

Exhibit C     --      Deed of Covenant



                                      -ii-
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                          SHAREHOLDER RIGHTS AGREEMENT


     Agreement, dated as of February 26, 2003, between XOMA Ltd., a Bermuda company (the "Company"), and Mellon Investor Services LLC (the "Rights Agent").

                               W I T N E S S E T H

     WHEREAS, the Board of Directors of the Company desires to provide all shareholders of the Company with the opportunity to benefit from the long-term prospects and value of the Company and to ensure that all shareholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company; and

     WHEREAS, on February 26, 2003, the Board of Directors of the Company authorized and granted one Right (as such term is hereinafter defined) for each outstanding Common Share (as such term is hereinafter defined) outstanding as of the close of business on April 2, 2003 (the "Record Date"), and contemplated the issuance of one Right for each Common Share of the Company issued between the Record Date and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase one one-thousandth of a Series A Preference Share of the Company having rights, powers and preferences substantially identical to those set forth in the form of the Resolutions Regarding Preferences and Rights of Series A Preference Shares attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company or
     (iv) any Person holding Common Shares organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement (the Persons described in clauses (i) through (iv) above are referred to herein as "Exempt Persons").



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                                      -2-


          Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person."

          (b) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board of Directors of the Company upon a determination of the Board of Directors of the Company that the criteria set forth in Section 11(a)(ii)(B) apply to such Person.

          (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations (the "Rules") under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement; provided, however, that no person who is a director or officer of the Company shall be deemed an Affiliate or an Associate of any other director or officer of the Company solely as a result of his or her position as director or officer of the Company.

          (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

               (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 of the Rules under the Exchange Act, as in effect on the date of this Agreement);

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has:

                    (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person


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                                      -3-


               shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Sections 3(a) or 11(i) hereof; or

                    (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Rules and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (C) the right to dispose of or a "pecuniary interest" or an
               "indirect pecuniary interest" in (as determined pursuant to Rule 16a-1(a)(2) of the Rules), in any event including pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of Section 1(d)(ii) hereof) or disposing of any securities of the Company;

     provided, however, that (1) no Person ordinarily engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person's participation as an underwriter in good faith in a firm commitment un-derwriting pursuant to an underwriting agreement with the Company until the expiration of 40 days after the date of such acquisition and (2) no Person who is a director or an officer of the Company shall be deemed, solely as a result of his or her position as director or officer of the Company, the Beneficial Owner of any securities of the Company that are beneficially owned by any other director or officer of the Company.

          (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of New Jersey and California are authorized or obligated by law or executive order to close.

          (f) "close of business" on any given date shall mean 5:00 P.M., San Francisco, California time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., San Francisco, California time, on the next succeeding Business Day.

          (g) "Common Shares" shall mean the Common Shares, par value $0.0005 per share, of the Company except that "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management of such Person or, if such Person is a Subsidiary of another person, the Person which ultimately controls such first-mentioned Person and which has issued such capital stock, equity securities or equity interests.

          (h) "Common Stock" shall mean, when used with reference to any Person, the capital stock with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management of such Person or, if such Person is a Subsidiary of another person, the Person which ultimately controls such first-mentioned Person and which has issued such capital stock, equity securities or equity interests.

          (i) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, an Adverse Person, or an Affiliate or Associate of an Acquiring Person or an Adverse Person, or a representative or nominee of an Acquiring Person or an Adverse Person or of any such Affiliate or Associate and was a member of the Board prior to the date hereof, and (ii) any Person who subsequently becomes a member of the Board of Directors of the Company who is not an Acquiring Person, an Adverse Person, or an Affiliate or Associate of an Acquiring Person or an Adverse Person, or a representative of an Acquiring Person or an Adverse Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board of Directors of the Company is recommended or approved by a majority of the other Continuing Directors.


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                                      -5-


          (j) "Distribution Date" shall have the meaning defined in Section 3(a) hereof.

          (k) "Exempt Persons" shall have the meaning defined in the definition of Acquiring Person.

          (l) "Exercise Price" shall have the meaning as described in Section 7(b) hereof.

          (m) "Expiration Date" and "Final Expiration Date" shall have the meanings set forth in Section 7(a) hereof.

          (n) "Fair Market Value" of any securities or other property shall be as determined in accordance with Section 11(d) hereof.

          (o) "Person" shall mean an individual, a corporation, a company, a partnership, an association, a limited liability Company, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity.

          (p) "Preference Shares" shall mean Series A Preference Shares, par value $0.05 per share, of the Company having the rights and preferences set forth in the form of the Resolutions Regarding Preferences and Rights of Series A Preference Shares attached hereto as Exhibit A.

          (q) "Principal Party" shall have the meaning defined in Section 13(b) hereof.

          (r) "Record Date" shall mean the close of business on April [2], 2003.

          (s) "Redemption Price" shall have the meaning defined in Section 23 hereof.

          (t) "Section 11(a)(ii) Event" shall mean any event described in
     Section 11(a)(ii) hereof.

          (u) "Section 13 Event" shall mean any event described in clauses (x),
     (y) or (z) of Section 13(a) hereof.

          (v) "Share Acquisition Date" shall mean the date of the first public announcement (which for purposes of this definition shall include, without limitation, a press release or a publicly available report or filing with the Securities and Exchange


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                                      -6-


     Commission or any other governmental agency) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (w) "Subsidiary" shall mean, with respect to any Person, any other Person of which a majority of the voting power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

          (x) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
     Section 13 Event.

          (y) "United States" means the United States of America.

          (z) "$" means United States dollars.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents (the "Co-Rights Agents") as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

     Section 3. Issue of Right Certificates.

     (a) From the date hereof until the earliest of (i) the close of business on the tenth Business Day after the Share Acquisition Date, (ii) the close of business on the tenth Business Day (or such other Business Day, if any, as the Board of Directors of the Company may determine in its sole discretion) after the date of the commencement by any Person, other than an Exempt Person, of a tender or exchange offer if, upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the Common Shares then outstanding or (iii) the determination by the Board of Directors of the Company, pursuant to the criteria set forth in Section 11(a)(ii)(B) hereof, that a Person is an Adverse Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for the Common Shares (including, without limitation, any certificates for shares of common stock of the Company's predecessor in interest which represent Common Shares) registered in the names of the holders of the Common Shares (which certificates shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying Common Shares. As soon as practica-ble after the Company has notified the Rights Agent of the occurrence of the Distribution Date and provided the Rights Agent with all necessary information and materials, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more certificates, in substantially the form of Exhibit B hereto (the "Right Certificates"), evidencing one Right for each Common Share so held. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(o) hereof, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) at the time of distribution of the Right Certificates, so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the close of business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) With respect to certificates for the Common Shares issued prior to the close of business on the Record Date (regardless of whether such certificates bear a legend referencing a prior shareholder rights agreement of the Company or its predecessor in interest), the Rights will be evidenced by such certificates for the Common Shares on or until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), and the registered holders of the Common Shares also shall be the registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the transfer of any of the Common Shares outstanding prior to the date of this Agreement shall also constitute the transfer of the Rights associated with such Common Shares.

     (c) Certificates for the Common Shares issued after the Effective Time, but prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights, shall be deemed also to be certificates for Rights, and shall bear a legend, substantially in the form set forth below:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between XOMA Ltd. and Mellon Investor Services LLC, as Rights Agent, dated as of February 26, 2003, as may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of XOMA Ltd. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. XOMA Ltd. may redeem the Rights at a redemption price of $0.001 per Right, subject to adjustment, under the terms of the Rights Agreement. XOMA Ltd. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons, Adverse Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void.

With respect to such certificates containing the foregoing legend, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), and the transfer of any Common Shares shall also constitute the transfer of the Rights associated with such Common Shares. In the event that the Company purchases or acquires any Common Shares after the Effective Time but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. The failure to print the foregoing legend on any such certificate for the Common Shares or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

     Section 4. Form of Right Certificates.

     (a) The Right Certificates (and the forms of election to purchase shares and of assignment and of the certificate to be printed on the reverse thereof) shall each be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the duties, rights or obligations of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date, shall show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a Preference Share as shall be set forth therein at the price set forth therein (the "Exercise Price"), but the number of such shares and the Exercise Price shall be subject to adjustment as provided herein.

     (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee or nominee of an Acquiring Person or an Adverse Person (or of any Associate or Affiliate of an Acquiring Person or an Adverse Person) who becomes a transferee or nominee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring


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                                      -9-


Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from the Associate or Affiliate) to holders of equity interests in such Acquiring Person or Adverse Person (or such Associate or Affiliate) or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6, Section 11 or Section 22 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall have deleted therefrom the second sentence of the existing legend on such Right Certificate and in substitution therefor shall contain the following legend:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person, an Adverse Person or an Affiliate or an Associate of an Acquiring Person or an Adverse Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void under certain circumstances as specified in Section 7(e) of the Rights Agreement.

     The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or Adverse Person or any Associate or Affiliate thereof and the Rights Agent shall have no obligation under this paragraph (b) until it has received such notice. The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof. The Company shall instruct the Rights Agent in writing of the Right Certificates which should be so legended.

     Section 5. Countersignature and Registration.

     (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board or its President and by its Secretary either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested to by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by an authorized signatory of the Rights Agent, which need not be the same authorized signatory for all of the Right Certificates, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be so authorized before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be so authorized; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be properly authorized to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not so authorized.

     (b) Following the Distribution Date and receipt by the Rights Agent of written notice of such Distribution Date and any other necessary information, the Rights Agent will keep or cause to be kept, at one of its offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

     (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-thousandths of a Preference Share (or following a Triggering Event, preference shares, cash, property, debt securities, common shares or any combination thereof) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase and at the same Exercise Price. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be transferred, split up, combined or exchanged, with the form of assignment and certificate duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, at the office or offices of the

Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 20(k) hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the holder of a Right Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section unless and until it is reasonably satisfied that all such taxes and/or charges have been paid.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

     (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-thousandths of a Preference Share (or Common Shares, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earliest of (i) the close of business on December 31, 2012 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (the earliest date being herein referred to as the "Expiration Date"). Except as set forth in Section 7(e) hereof and notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of Common Shares may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such Common Shares in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of Common Shares.

     (b) The Exercise Price for each one one-thousandth of a Preference Share pursuant to the exercise of a Right shall initially be $30.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below, provided that such Exercise Price shall never be less than one one-thousandth of the par value of a Preference Share.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable transfer tax or governmental charge in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) procure that the Company issues, and requisition from any transfer agent of Preference Shares (or make available, if the Rights Agent is the transfer agent therefor) certificates for, the number of one one-thousandths of a Preference Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preference Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preference Share as are to be purchased (in which case certificates for the Preference Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with
Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and
Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any Associate or Affiliate of an Acquiring Person or an Adverse Person) who becomes a transferee after the Acquiring Person or Adverse Person becomes such or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any Associate or Affiliate of an Acquiring Person or an Adverse Person) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from the Associate or Affiliate) to holders of equity interests in such Acquiring Person or Adverse Person (or such Associate or Affiliate) or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or Adverse Person or any Affiliates or Associates of an Acquiring Person or an Adverse Person or any transferee of any of them hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company.

     Section 9. Reservation and Availability of Preference Shares.

     (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preference Shares, the number of Preference Shares that will be sufficient to permit the exercise in full of all outstanding and exercisable Rights (it being understood that any of the foregoing shares may also be reserved for other purposes) or will take such other steps as are appropriate to assure that the number of such shares (or their equivalents) sufficient to permit the exercise in full of all outstanding Rights will be available upon such exercise.

     (b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Preference Shares issued or reserved for issuance to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Shares are listed or, if the principal market for the Common Shares is not on any national securities exchange, to be eligible for quotation on The Nasdaq Stock Market ("Nasdaq") or any successor thereto or other comparable quotation system.

     (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as required by law following the Distribution Date, as the case may be, a registration statement under the U.S. Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company will also take such action as may be appropriate under, and which will ensure compliance with, the laws of Bermuda, the federal securities of the United States or "blue sky" laws of the various states of the

United States in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date determined in accordance with the provisions of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt notice of such public announcement to the Rights Agent). Failure of the Company to notify the Rights Agent of the suspension will not affect the effectiveness of the suspension. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained. Unless otherwise notified in writing by the Company, the Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preference Shares delivered upon the exercise of the Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and non-assessable.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all Bermuda, United States federal and state transfer taxes and other governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for Preference Shares upon the exercise of Rights. The Company shall not, however, be required (a) to pay any transfer tax or other governmental charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or in respect of the issuance or delivery of securities in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (b) to issue or deliver any certificates for securities in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax or other governmental charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or other governmental charge is due.

     Section 10. Preference Share Record Date. Each Person in whose name any certificate for Preference Shares is issued upon the exercise of Rights shall be entered in the share register in respect thereof on the date of such exercise and thereafter shall for all purposes become the holder of record of the Preference Shares represented thereby on, and such certificate shall be dated, the date of such entry in the share register; provided, however, that if the date of such surrender and payment is a date upon which the Preference Share register of the Company is closed, such Person shall become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preference Share register of the Company is open. Prior to the exercise of the Right evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights. The Exercise Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend or bonus issue on the Preference Shares payable in Preference Shares, (B) subdivide the outstanding Preference Shares, (C) combine or consolidate the outstanding Preference Shares into a smaller number of shares or (D) issue any of its shares in a reclassification of the Preference Shares (including any such reclassification in connection with a consolidation, amalgamation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Exercise Price in effect at the time of the record date for such dividend or bonus issue or of the effective date of such subdivision, combination, consolidations or reclassification, and the number and kind of shares issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Right had been exercised immediately prior to such date and at a time when the Preference Share register of the Company is open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

     (ii) Subject to the provisions of Section 24, hereof, in the event

          (A) any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, or

          (B) the Board of Directors of the Company, by majority vote of all Directors, shall declare any Person to be an Adverse Person, after (x) a determination that such Person, alone or together with its Affiliates and Associates, has become the Beneficial Owner of l0% or more of the outstanding Common Shares and (y) a deter-mination by the Board of Directors of the Company, after reasonable inquiry and investigation, including such consultation, if any, with such Persons as such directors shall deem appropriate, that (a) such Beneficial Ownership by such Person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions which would provide such Person with short-term financial gain under circumstances where the Board of Directors of the Company determines that the best long-term interests of the Company and its shareholders, but for the actions and possible actions of such Person, would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company; provided, however, that the Board of Directors of the Company may not declare a Person to be an Adverse Person if, prior to the time that such Person acquired 10% or more of the Common Shares then outstanding, such Person provided to the Board of Directors of the Company in writing a statement of such Person's purpose and intentions in connection with the proposed acquisition of Common Shares, together with any other information reasonably requested of such Person by the Board of Directors of the Company, and the Board of Directors of the Company, based on such statement and reasonable inquiry and investigation, including such consultation, if any, with such Person as the Board of Directors of the Company shall deem appropriate, determines to notify and notifies such Person in writing that it will not declare such Person to be an Adverse Person; provided, further, that the Board of Directors of the Company may expressly condition in any manner a determination not to declare a Person an Adverse Person on such conditions as the Board of Directors of the Company may select, including without limitation, such Person's not acquiring more than a specified amount of shares and/or on such Person's not taking actions inconsistent with the purposes and intentions disclosed by such Person in the statement provided to the Board of Directors of the Company. No delay or failure by the Board of Directors of the Company to declare a Person to be an Adverse Person shall in any way waive or otherwise affect the power of the Board of Directors of the Company subsequently to declare a Person to be an Adverse Person. In the event that the Board of Directors of the Company should at any time determine, upon reasonable inquiry and investigation, including consultation with such Persons as the Board of Directors of the Company shall deem appropriate, that such Person has not met or complied with any condition specified by the Board of Directors of the Company, the Board of Directors of the Company may at any time thereafter declare such Person to be an Adverse Person pursuant to the provisions of this Section 11(a)(ii)(B), then, and in each such case, promptly following any such occurrence, proper provision shall be made so that each holder of a Right, except as provided in
Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of Preference Shares as shall equal the result obtained by (x) multiplying the then current Exercise Price by the then number of one one-thousandths of a Preference Share for which such Right may be exercised immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product by (y) 50% of the Fair Market Value per one one-thousandth of a Preference Share (determined pursuant to Section 11(d)) on the date of the occurrence of any one of the events listed above in this Section 11(a)(ii).

     (iii) In the event that there shall not be sufficient authorized but unissued Preference Shares to permit the exercise in full of the Rights in accordance with the foregoing Section 11(a)(ii), the Company shall take all action as may be necessary to authorize and reserve for issuance such number of additional Preference Shares as may from time to time be required to be issued upon the exercise in full of all Rights outstanding and, if necessary, shall use its best efforts to obtain shareholder approval thereof. Notwithstanding the foregoing provisions of this Section 11(a)(iii), in lieu of issuing Preference Shares in accordance with Section 11(a)(ii) hereof, if a majority of the Directors then in office determines that such action is necessary or appropriate and is not contrary to the interests of the holders of the Rights, they may elect to cause the Company to pay, and if sufficient Preference Shares cannot be issued for such purpose in accordance with the provisions hereof, the Company shall issue or pay upon the exercise of the Rights, cash, property, debt securities, preference shares or common shares, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the Preference Shares which otherwise would have been issuable pursuant to Section 11(a)(ii). Any such election by a majority of the Directors of the Company must be made and publicly announced within 30 days of the date on which any Section 11(a)(ii) Event first occurs following the Share Acquisition Date.

     (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preference Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preference Shares (or securities having the same or more favorable rights, privileges and preferences as or than the Preference Shares ("Preference Share Equivalents")) or securities convertible into Preference Shares or Preference Share Equivalents at a price per Preference Share or per share of Preference Share Equivalents (or having a conversion price per share, if a security convertible into Preference Shares or Preference Share Equivalents) less than the Fair Market Value (as determined pursuant to Section 11(d) hereof) per Preference Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preference Shares outstanding on such record date, plus the number of Preference Shares which the aggregate offering price of the total number of Preference Shares to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Fair Market Value and the denominator of which shall be the number of Preference Shares outstanding on such record date, plus the number of additional Preference Shares and Preference Share Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be the Fair Market Value thereof determined in accordance with Section 11(d) hereof. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

     (c) If the Company shall fix a record date for the making of a distribution to all holders of Preference Shares (including any such distribution made in connection with a consolidation, amalgamation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in or bonus issue of Preference Shares, but including any dividend payable in or bonus issue of shares other than Preference Shares) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value (as determined pursuant to Section 11(d) hereof) per one one-thousandth of a Preference Share on such record date, less the Fair Market value (as determined pursuant to Section 11(d) hereof) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one one-thousandth of a Preference Share and the denominator of which shall be the Fair Market Value (as determined pursuant to Section 11(d) hereof) per one one-thousandth of a Preference Share on such record date. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would be in effect if such record date had not been fixed.

     (d) For the purpose of this Agreement, the "Fair Market Value" of any Preference Share, Common Share or any other share or any Right or other security or any other property shall be determined as provided in this Section 11(d).

          (i) In the case of a publicly traded share or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such share or per unit of such other security for the 30 consecutive Trading

     Days (as such term is hereinafter defined) immediately prior to (but not including) such date; provided, however, that in the event that the Fair Market Value per share of any share is determined during a period following the announcement by the issuer of such share of (x) a dividend, distribution or bonus issue on such share payable in additional shares or securities convertible into additional shares or (y) any subdivision, consolidation, combination or reclassification of such shares, and prior to the expiration of the 30 Trading Day period after (but not including) the ex-dividend date (meaning the first Trading Day on which trades will settle on a date after the record date for the dividend, distribution or bonus issue) for such dividend, distribution or bonus issue, or the record date for such subdivision, consolidation, combination or reclassification, then, and in each such case, the Fair Market Value shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by Nasdaq or such other system then in use; or, if on any such date no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in such security, the Fair Market Value of such security on such date shall be determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors of the Company, provided, however, that if at the time of such determination there is an Acquiring Person or an Adverse Person, the Fair Market Value of such security on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (ii) If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share or per other unit of such security, determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors of the Company, provided, however, that if at the time of such determination there is an Acquiring Person or an Adverse Person, the Fair Market Value of such security on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights; provided, however, that for the purposes of making any adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a Preference Share shall not be less than the product of the then Fair Market Value of a Common Share multiplied by the higher of the then Dividend Multiple or Vote Multiple (as both of such terms are defined in the form of Resolution of Preferences and Rights of Series A Preference Shares attached as Exhibit A hereto) applicable to the Preference Share and shall not exceed 105% of the product of the then Fair Market Value of a Common Share multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preference Share.

          (iii) In the case of property other than securities, the Fair Market Value thereof shall be determined reasonably and with utmost good faith to the holders of Rights by the Board of Directors of the Company, provided, however, that if at the time of such determination there is an Acquiring Person or an Adverse Person, the Fair Market Value of such security on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or one-millionth of a Preference Share, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment and (ii) the Expiration Date.

     (f) If, as a result of any provision of Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preference Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preference Shares contained in
Section 11(a) through (o), inclusive, and the provisions of Sections

7, 9, 10, 13 and 14 hereof with respect to the Preference Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a Preference Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a Preference Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a Preference Share for which a Right may be exercisable immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

     (i) The company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of Preference Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a Preference Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Exercise Price or the number of Preference Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

     (k) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-thousandths of a Preference Share or other shares or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a Preference Share and other shares or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preference Shares, (ii) issuance wholly for cash of any Preference Shares at less than the Fair Market Value, (iii) issuance wholly for cash of Preference Shares or securities which by their terms are convertible into or exchangeable for Preference Shares, or
(iv) bonus issues, share dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preference Shares, shall not be taxable to such shareholders.

     (m) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 24 and 27 hereof, take (nor will it permit any of its Subsidiaries to take) any action if at any time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits afforded by the Rights.

     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate, amalgamate, merge or otherwise combine with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)) or (ii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions, each of which complies with Section 11(n)) if (x) at the time of or immediately after such consolidation, amalgamation, merger, combination, sale or transfer there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, amalgamation, merger, combination, sale or transfer the shareholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     (o) In the event the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend or bonus issue on the outstanding Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of dividends or bonus issues in Common Shares) into a greater or lesser number of Common Shares, the number of Rights associated with each Common Share shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of any such event listed in clause (i) or (ii) above and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event listed in clause (i) or (ii) above. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend or bonus issue is declared or paid or such a subdivision, combination or consolidation is effected.

     (p) The failure by the Board of Directors of the Company to declare a Person to be an Adverse Person following such Person becoming the Beneficial Owner of 10% or more of the outstanding Common Shares shall not imply that such Person is not an Adverse Person or limit the Board of Directors' right at any time in the future to declare such Person to be an Adverse Person.

     (q) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, the Company may, in lieu of making any adjustment to the Exercise

Price, the number of Preference Shares eligible for purchase on exercise of each Right or the number of Rights outstanding, which adjustment would otherwise be required by Section 11(a)(i), 11(b), 11(c), 11(h) or 11(i), make such other equitable adjustment or adjustments thereto as the Board of Directors of the Company (whose determination shall be conclusive) deems appropriate in the circumstances.

     Section 12. Certificate of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Section 11, Section 13 or Section 23(d) hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preference Shares and the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

     Section 13. Consolidation, Amalgamation, Merger or Sale or Transfer of Assets or Earning Power.

     (a) In the event that, following the Share Acquisition Date, directly or indirectly, (x) the Company shall under any applicable law consolidate with, amalgamate with, merge with and into, or otherwise combine with any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(n) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation, amalgamation, merger or combination, (y) any Person under any applicable law (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(n) hereof) shall consolidate or amalgamate with the Company, or merge with and into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such consolidation, amalgamation, merger or combination and, in connection with such amalgamation, merger or combination, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one transaction of a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions, each of which is not prohibited by Section 11(n) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall have the right to receive, upon the exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and non-assessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined in Section 13(b)), free and clear of rights of call or first refusal, liens, encumbrances or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Exercise Price by the number of one one-thousandths of a Preference Share for which a Right is exercisable immediately prior to the first occurrence of a
Section 13 Event, and dividing that product by (2) 50% of the Fair Market Value (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, amalgamation, merger, combination, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, amalgamation, merger, combination, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a) and the making of payments in cash and/or other securities in accordance with Section 11(a)(iii) hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

     (b) "Principal Party" shall mean

          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such consolidation, amalgamation, merger or combination and if no securities are so issued, the Person that is the other party to the consolidation, amalgamation, merger or combination; and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (y) in case such Person is a direct or indirect Subsidiary or Affiliate of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the is-suer of the Common Stock having the greatest aggregate market value of shares outstanding; and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

     (c) The Company shall not consummate any Section 13 Event unless prior thereto (x) the Principal Party shall have a sufficient number of authorized shares of its Common Stock, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13, and (y) the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, amalgamation, merger, combination, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in
Section 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, amalgamation, merger, combination, sale or transfer of assets mentioned in Section 13(a), the Principal Party at its own expense will:

          (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the Expiration Date;

          (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

          (iii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on Nasdaq;

          (iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act; and

          (v) take all such other steps as are required under applicable laws in the United States and in other relevant jurisdictions to enable the exercise in full of the Rights in accordance with this Section 13.

     The provisions of this Section 13 shall similarly apply to successive
Section 13 Events. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercisable shall thereafter become exercisable in the manner described in Section 13(a).

     (d) Notwithstanding anything in this Agreement to the contrary, this
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares, which complies with the provisos of Section 11(a)(ii)(B) hereof (or a wholly owned Subsidiary of any such Person, or Persons), (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

     (e) In no event shall the Rights Agent, except with respect to its duties set forth in this Agreement, have any liability in respect of any such Principal Party Transactions, including, without limitation, the propriety thereof. The Rights Agent may rely and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section 13 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent must be obtained in connection with any supplemental agreement which alters the rights or duties of the Rights Agent.

     Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Right Certificates which evidence fractional Rights. If the Company elects not to issue such fractional Rights, the Company shall pay, in lieu of such fractional Rights, to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right, as determined pursuant to Section 11(d) hereof.

     (b) The Company shall not be required to issue fractions of Preference Shares (other than fractions which are integral multiples of one one-thousandth of a Preference Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preference Shares (other than fractions which are integral multiples of one one-thousandth of a Preference Share). In lieu of fractional Preference Shares that are not integral multiples of one one-thousandth of a Preference Share, the Company may pay to the registered holders of

Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of one one-thousandth of a Preference Share. For purposes of this Section 14(b), the Fair Market Value of one one-thousandth of a Preference Share shall be determined pursuant to Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise. The Rights Agent shall have no duty or obligation with respect to this Section 14 and Section 24(e) hereof unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

     (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (or, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Right Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Right evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

     Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, each Right will be transferable only simultaneously and together with the transfer of Common Shares;

     (b) after the Distribution Date, the Rights are transferable only on the registry books of the Rights Agent if the corresponding Rights Certificates are surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and the appropriate forms and certificates fully executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request;

     (c) subject to Section 6, Section 7(e) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Right (or, prior to the Distribution Date, the associated Common Share) is registered as the absolute owner thereof (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as the result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligations; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Holder of Rights Not Deemed a Shareholder. No holder, as such, of any Right shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preference Shares or any other securities of the Company which may at any time be issuable on the exercise of the Right, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until such Right shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent.

     (a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed in writing from time to time by the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the negotiation, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, damage, claim, liability, or expense, incurred without negligence, bad faith or willful misconduct (each as may be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, performance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The provisions of this Section 18 and Section 20 hereof shall survive the termination of this Agreement and the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares, Preference Shares, or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent.

     (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted to be taken by it in accordance with such opinion or advice. The Company shall only be responsible for reasonable fees and expenses of outside counsel which has been engaged by the Rights Agent with the Company's prior written consent; provided, that Kelley Drye & Warren LLP may be engaged by the Rights Agent without prior written consent for so long as it has no conflict of interest with the Company, as determined by the Company in its reasonable discretion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "Fair Market Value") be proved or established by the Company prior to taking or omitting to take or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof shall be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, a Vice Chairman of the Board, the President, a Vice President, the Treasurer, any Assistant Treasurer, or the Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization and protection to the Rights Agent for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Any liability of the Rights Agent under this Agreement will be limited to the amount of fees paid by the Company to the Rights Agent hereunder.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not have any liability for nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Sections 11, 13 or 23(c) hereof or responsible for the matter, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after the Rights Agent's actual receipt of a certificate describing any such adjustment furnished in accordance with Section 12 hereof), nor shall it be responsible for any determination by the Board of Directors of the Company of Fair Market Value of the Rights or Preference Shares pursuant to the provisions of Section 11(d) hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preference Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or Preference Shares will, when so issued, be validly authorized and issued, fully paid and non-assessable, nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurance as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any person believed by the Rights Agent to the Chairman of the Board, any Vice Chairman of the Board, the President, a Vice President, the Secretary, or the Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or omitted to be taken or suffered to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any member, affiliates, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omis-sion, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission, default, neglect or misconduct; provided reasonable care was exercised in the selection and continued employment thereof.

          (j) No provisions of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause (1) or clause (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. The Company shall give the Rights Agent prompt written instructions as to the action to be taken regarding the Rights Certificates involved. The Rights Agent shall be protected and shall not be liable for acting in accordance with such instructions.

          (l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to purchase attached hereto unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification, including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

          (m) The Company agrees to give the Rights Agent prompt written notice of any event known to it which would prohibit the exercise or transfer of the Right Certificates.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Shares and the Preference Shares known to the Rights Agent, by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preference Shares by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall agree to be bound by the terms hereof and shall be either (a) a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of such a Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preference Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, subject to Section 4 hereof, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors of the Company to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of share options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the ex-tent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption and Termination.

     (a) The Board of Directors of the Company may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, subject to adjustments as provided in Section 23(d) hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, if the Board of Directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (i) and (ii) below, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing
Directors: (i) such authorization occurs on or after the time a person becomes an Acquiring Person or an Adverse Person, or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the continuing Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or an Adverse Person or which would cause the occurrence of a Triggering Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the U.S. Securities and Exchange Commission for all outstanding Common Shares not beneficially owned by such Person (or by its Affiliates or Associates). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Rights may be redeemed only until the earliest of (i) 5:00 p.m., New York City time, on the tenth Business Day after the Share Acquisition Date, (ii) the declaration by the Board of Directors of the Company that any Person is an Adverse Person, (iii) the occurrence of a
Section 13 Event, or (iv) the Final Expiration Date.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and notify the holders of the then outstanding Rights of such redemption by either (i) mailing a notice to all such holders, which notice will state the method by which the payment of the Redemption Price will be made, or (ii) issuing a press release announcing the manner of redemption of the Rights in ac-cordance with this Agreement and mailing payment of the Redemption Price to all such holders. In either case, such mailing shall be made to each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the register of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Upon payment of the Redemption Price, all outstanding Rights and Right Certificates shall be null and void without any further action by the Company. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
Section 23 or Section 24 hereof or in connection with the purchase of Common Shares prior to the Distribution Date.

     (c) The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the Fair Market Value of the Common Shares as of the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company.

     (d) In the event the Company shall at any time after the date of this Rights Agreement (i) pay any dividend or bonus issue on Common Shares in Common Shares, (ii) subdivide the outstanding Common Shares into a greater number of shares or (iii) combine or consolidate the outstanding Common Shares into a smaller number of shares, then and in each such event the Redemption Price after such event shall equal the Redemption Price immediately prior to such event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately prior to such event and the denominator of which is the number of Common Shares outstanding immediately after such event; provided, however, that in each case such adjustment to the Redemption Price shall be made only if the amount of the Redemption Price shall be reduced or increased by $0.001 per Right.

     Section 24. Exchange.

     (a) The Board of Directors of the Company may, at its option, at any time on or after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any share subdivision or share split, bonus issue, share dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares of the Company.

     (b) Immediately upon the action of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give notice of any such exchange to the holders of such Rights and the Rights Agent in accordance with Section 26 hereof; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

     (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preference Shares (or Preference Share Equivalents, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preference Share (or Preference Share Equivalent) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preference Shares pursuant to the terms thereof, so that the fraction of a Preference Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

     (d) In the event that there shall not be sufficient Common Shares or Preference Shares (or Preference Share Equivalents) authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, subject to applicable law, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preference Shares (or Preference Share Equivalents) for issuance upon exchange of the Rights.

     (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. If the Company elects not to issue such fractional Common Shares, the Company shall pay, in lieu of such fractional Common Shares, to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Common Share. For the purposes of this paragraph (e), the Fair Market Value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25. Notice of Certain Events.

     (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in shares of any class to the holders of Preference Shares or to make any other distribution to the holders of Preference Shares (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preference Shares rights or warrants to subscribe for or to purchase any additional Preference Shares or shares of any class or any other securities, rights or options, or
(iii) to effect any reclassification of its Preference Shares (other than a reclassification involving only the subdivision of outstanding Preference Shares), or (iv) to effect any consolidation, amalgamation, merger or other combination into or with, or to effect any sale, mortgage or other transfer (or to permit one or more of its Subsidiaries to effect any sale, mortgage or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in one or more transactions each of which is not prohibited by Section 11(n) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, or
(vi) to declare or pay any dividend or bonus issue on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends or a bonus issue in Common Shares) then in each such case, the Company shall give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, bonus issue, distribution of rights or warrants, or the date on which such reclassification, consolidation, amalgamation, merger, combination, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preference Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preference Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preference Shares, whichever shall be the earlier.

     (b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each registered holder of a Right and to the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           XOMA Ltd.
                           2910 Seventh Street
                           Berkeley, California  94710

                           Attention:  General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           Mellon Investor Services LLC
                           235 Montgomery Street, 23rd Floor
                           San Francisco, California  94104
                           Attention:  Joseph W. Thatcher, Jr.

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments. Prior to the earlier of the Distribution Date or the Shares Acquisition Date and subject to the other provisions of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement as the Company may deem necessary or desirable without the approval of any holders of Rights or Common Shares. From and after the earlier of the Distribution Date or the Shares Acquisition Date and subject to the other provisions of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holder of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which shortening or lengthening, following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors), or (iv) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person, an Adverse Person or any Affiliate or Associate of an Acquiring Person or an Adverse Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and the benefits to, the holders of Rights (other than an Acquiring Person, an Adverse Person or any Affiliate or Associate of an Acquiring Person or Adverse Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made on or after the Distribution Date which changes the Redemption Price, the Final Expiration Date, the Exercise Price or the number of one one-thousandths of a Preference Share for which a Right is exercisable or which affects any right of the Rights Agent hereunder. Prior to the earlier of the Distribution Date or the Shares Acquisition Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares. Notwithstanding any other provision hereof, the Rights Agent's consent must be obtained regarding any amendment or supplement pursuant to this Section 27 which alters the Rights Agent's rights, obligations or duties.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Rules under the Exchange Act as in effect on the date hereof. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights, to declare that a Person is an Adverse Person or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any member of the Board of Directors of the Company or the Continuing Directors to any liability to the holders of the Rights or to any other person. The Rights Agent shall always be entitled to assume that the Board of Directors of the Company acted in good faith and shall be fully protected and incur no liability in reliance thereon.

     Section 30. Benefits of This Agreement.

     (a) The Company unilaterally and irrevocably declares and undertakes for the benefit of the registered holders of the Rights that it will comply with, perform and observe all of its obligations hereunder.

     (b) Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights.

     (c) The Company shall execute a Deed of Covenant substantially in the form of Exhibit C hereto.

     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from the Agreement would adversely affect the purpose or effect of the Agreement, the right of redemption set forth in Section 23 hereof shall, in the event such right shall have expired, be reinstated and shall, not expire until the close of business on the tenth day following the date of such determination by the Board of Directors of the Company.

     Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be governed by and construed in accordance with the laws of Bermuda; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the day and year first above written.

                                    The common seal of

                                    XOMA LTD.

                                    was affixed hereto in the presence of:


                                    ------------------------------------------
                                    Name:    Peter B. Davis
                                    Title:   Vice President, Finance and Chief
                                             Financial Officer


                                    MELLON INVESTOR SERVICES LLC,
                                        as Rights Agent


                                    By:
                                         -------------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit A


                        RESOLUTIONS REGARDING PREFERENCES
                    AND RIGHTS OF SERIES A PREFERENCE SHARES


     RESOLVED, that there is hereby created a series of preference shares of the Company, which series shall have the following powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the memorandum of continuance and bye-laws of the Company:

     1. Designation. The series of preference shares established hereby shall be designated the "Series A Preference Shares" (and shall be referred to herein as the "Series A Preference Shares") and the authorized number of Series A Preference Shares shall be 135,000 shares. Such number of shares may be increased or decreased, from time to time, by resolution of the Board of Directors of the Company; provided that no decrease shall reduce the number of Series A Preference Shares to a number less than the total of the number of such shares then outstanding plus the number of such shares issuable upon the exercise of outstanding rights, options or warrants or upon the conversion of outstanding securities issued by the Company.

     2. Dividends and Distributions.

     (A) (i) Subject to the rights of the holders of any shares of any series of preference shares (or any similar shares) ranking prior and superior to the Series A Preference Shares with respect to dividends, the holders of Series A Preference Shares, in preference to the holders of Common Shares and of any other junior shares, shall be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a Series A Preference Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) U.S. $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend or bonus issue payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Dividend Payment Date, or, with respect to the first Dividend Payment Date, since the first issuance of any Series A Preference Share or fraction thereof. The multiple of cash and non-cash dividends declared on the Common Shares to which holders of the Series A Preference Shares are entitled, which shall be 1,000 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Company shall at any time after the date hereof (i) declare or pay any dividend or bonus issue on Common Shares payable in Common Shares, or (ii) effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend or bonus issue in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of Series A Preference Shares shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (ii) Notwithstanding anything else contained in this paragraph (A), the Company shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preference Shares as provided in this paragraph (A) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend or bonus issue payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of U.S. $1.00 per Series A Preference Share shall nevertheless be payable on such subsequent Dividend Payment Date.

     (B) Dividends shall begin to accrue and be cumulative on outstanding Series A Preference Shares from the Dividend Payment Date next preceding the date of issue of such Series A Preference Shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preference Shares entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preference Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors of the Company may fix in accordance with applicable law a record date for the determination of holders of Series A Preference Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

     3. Voting Rights. In addition to any other voting rights required by law, the holders of Series A Preference Shares shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each Series A Preference Share shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Company. The number of votes which a holder of a Series A Preference Share is entitled to cast, which shall initially be 1,000 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after the date hereof (i) declare or pay any dividend or bonus issue on Common Shares payable in shares, or (ii) effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend or bonus issue in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of Series A Preference Shares shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of Series A Preference Shares and the holders of Common Shares, the holders of any other shares of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

          (C) Except as otherwise required by applicable law or as set forth herein, holders of Series A Preference Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

     4. Certain Restrictions.

     (A) Whenever dividends or distributions payable on the Series A Preference Shares as provided in Paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preference Shares outstanding shall have been paid in full, the Company shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Shares;

          (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Shares, except dividends paid ratably on the Series A Preference Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) except as permitted in subparagraph 4(A)(iv) below, redeem, purchase or otherwise acquire for consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference

     Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for any shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preference Shares; or

          (iv) purchase or otherwise acquire for consideration any Series A Preference Shares, or any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors of the Company) to all holders of such shares upon such terms as the Board of Directors of the Company, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes; provided, however, that the foregoing restrictions shall not apply to the repurchase of Common Shares held by employees, officers, directors, or consultants of the Company (or their permitted transferees) that are subject to restrictive share purchase agreements under which the Company has the option or obligation to repurchase such shares upon the occurrence of certain events, such as termination of employment.

     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under subparagraph (A) of this Paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any Series A Preference Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be canceled upon the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preference shares and may be reissued as part of a new series of preference shares created by resolution or resolutions of the Board of Directors of the Company, subject to the conditions and restrictions on issuance set forth herein.

     6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distributions shall be made (x) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Shares unless, prior thereto, the holders of Series A Preference Shares shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) U.S. $100.00 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares, or (y) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Shares, except distributions made ratably on the Series A Preference Shares and all other such parity shares in proportion to the total amount to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time after the date hereof (i) declare or pay any dividend or bonus issue on Common Shares payable in Common Shares, or (ii) effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend or bonus issue in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount per share to which holders of Series A Preference Shares were entitled immediately prior to such event under clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     7. Consolidation, Amalgamation, Merger, etc. In case the Company shall enter into any consolidation, amalgamation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preference Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time after the date hereof (i) declare or pay any dividend or bonus issue on Common Shares payable in Common Shares, or (ii) effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend or bonus issue in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preference Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     8. Redemption. The Series A Preference Shares shall not be redeemable.

     9. Ranking. Unless otherwise provided in the resolutions regarding preferences and rights relating to a subsequently designated series of preference shares of the Company, the Series A Preference Shares shall rank junior to any other series of the Company's preference shares subsequently issued, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

     10. Amendment. The provisions of the memorandum of continuance or bye-laws of the Company or of these resolutions shall not be amended, altered or repealed in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preference Shares so as to effect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series A Preference Shares (if any), voting separately as a class.

     11. Fractional Shares. Series A Preference Shares may be issued in fractions of a share (which fractions shall be integral multiples of one one-thousandth of a share) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preference Shares.

                                                                       Exhibit B


                           [Form of Right Certificate]

Certificate No. R-                                              ________ Rights

NOT EXERCISABLE AFTER DECEMBER 31, 2012 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF XOMA LTD., AT U.S.$0.001 PER RIGHT ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT BETWEEN XOMA LTD. AND MELLON INVESTOR SERVICES LLC, AS RIGHTS AGENT, DATED AS OF FEBRUARY 26, 2003 (THE "RIGHTS AGREEMENT"). UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                Right Certificate

                                    XOMA LTD.

     This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement dated as of February 26, 2003 (the "Rights Agreement") between XOMA LTD. (the "Company") and MELLON INVESTOR SERVICES LLC (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business on December 31, 2012 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable Series A Preference Share (the "Preference Shares") of the Company, at a purchase price of U.S. $ per one one-thousandth of a share (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of , based on the Preference Shares as constituted at such date.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquir-ing Person or an Adverse Person, or an Affiliate or Associate of an Acquiring Person or an Adverse Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Exercise Price and the number of Preference Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal office of the Company and the designated office of the Rights Agent and are also available upon written request to the Company or the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preference Shares as the Rights evidenced by the Right Certificate or Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Under certain circumstances, subject to the provisions of the Rights Agreement, the Board of Directors of the Company at its option may exchange all or any part of the Rights evidenced by this Certificate for the Company's common shares or Preference Shares at an exchange ratio (subject to adjustment) of one common share or one one-thousandth of a Preference Share per Right.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Board of Directors of the Company at its option at a redemption price of U.S.$0.001 per Right (payable in cash, common shares or other consideration deemed appropriate by the Board of Directors of the Company).

     The Company is not obligated to issue fractional shares upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts). If the Company elects not to issue such fractional shares, in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of the Rights evidenced by this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preference Shares, common shares or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company.

                                    The common seal of

                                    XOMA LTD.

                                    was affixed hereto in the presence of:


                                    ---------------------------------------
                                    Name:
                                    Title:


Countersigned:

MELLON INVESTOR SERVICES LLC,
  as Rights Agent


-------------------------------
Authorized Signatory


Date of Countersignature:

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _____________________________________________________________
hereby sells, assigns and transfers unto
________________________________________________________________________________
(Please print name and address of transferee)
________________________________________________________________________________

the Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer such Rights on the books of the within-named Company, with full power of substitution.

Dated:  ______________, ____

                                            ___________________________________
                                                         Signature

Signature Guaranteed:  ____________________

(Signatures must be guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange.)

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate _________ are ______ are not being transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.

Dated:  ______________, ____                    _______________________________
                                                            Signature

(Signatures must be guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange.)

                                     NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE


                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To XOMA LTD.:

     The undersigned hereby irrevocably elects to exercise _______ Rights represented by this Right Certificate to purchase the Preference Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert U.S. social security
or other taxpayer identifying number:___________________________________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate or if the Rights are being exercised pursuant to Section 11(a)(ii) of the Rights Agreement, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert U.S. social security
or other taxpayer identifying number:___________________________________________

________________________________________________________________________________
                         (Please print name and address)


Dated:  _____________, ____

                                               ______________________________
                                                         Signature


Signature Guaranteed:  __________________

(Signatures must be guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange.)

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate ________ are ________ are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.

Dated:  ______________, ____                        ___________________________
                                                            Signature

(Signatures must be guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange.)


                                     NOTICE

     The signature to the foregoing Election To Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C


                                DEED OF COVENANT


THIS DEED OF COVENANT is made as of [date] 2003.

     BY

(1) XOMA LIMITED (the "Company")

     IN FAVOUR OF

(2) THE RIGHTS HOLDERS (as defined below).

     WHEREAS

          (A) The Company has entered a Shareholder Rights Agreement with Mellon Investor Services LLC, (the "Rights Agent") dated as of [date] 2003 (the "Rights Agreement") pursuant to which the board of directors of the Company authorised and granted one Right for each common share of the Company (the "Rights"), with each Right initially representing the right to purchase one one-thousandth of a Series A Preference Share of the Company upon the terms and subject to the conditions as set out in the Rights Agreement.

          (B) The Company wishes to make arrangements for the enforcement of the Rights Agreement by the holders of Rights (the "Rights Holders").

THIS DEED OF COVENANT WITNESSES as follows:

1.   INTERPRETATION

         In this Deed unless the context otherwise requires:

1.1 references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

1.2 references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

2.   DIRECT RIGHTS

2.1 The Company hereby covenants with and in favour of each Rights Holder to perform the Company's obligations under the Rights Agreement, and each Rights Holder shall have against the Company the right (the "Direct Rights") to enforce the provisions of the Rights Agreement in accordance with the terms of the Rights Agreement.

2.2 No further action shall be required on the part of the Company or any other person for the Rights Holders to enjoy the Direct Rights.

3.   DEPOSIT OF DEED

     This Deed shall be deposited with and held by [the Secretary of the Company from time to time at the Company's registered office] until the date on which all the obligations of the Company under or in respect of any Rights (including, without limitation, its obligations under this Deed) have been discharged in full. The Company hereby acknowledges the right of every Rights Holder to the production of this Deed.

4.   COVENANTS

     The Company hereby warrants, represents and covenants with and in favour of each Rights Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.   BENEFIT OF DEED

5.1 This Deed shall take effect as a deed poll for the benefit of the Rights Holders from time to time.

5.2 This Deed shall enure to the benefit of each Rights Holder and its (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce this Deed against the Company.

5.3 The Company shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

6.   MISCELLANEOUS

6.1 If any of the clauses, conditions, covenants or restrictions of this Deed or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

6.2 The headings in this Deed are inserted for convenience only and shall not affect the construction of this Deed.

7.   PROPER LAW AND JURISDICTION

     The terms and conditions of this Deed and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the Islands of Bermuda. The parties to this Deed hereby irrevocably agree that the courts of Bermuda shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings ("Proceedings") which may arise out of or in connection with this Deed and waive any objection to Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

IN WITNESS whereof this Deed of Covenant has been executed by the Company as a deed and is intended to be and is hereby delivered as of the date first before written.

EXECUTED as a deed            )
under the common seal of      )
XOMA LIMITED in the           )
presence of:                  )